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EXHIBIT 99.1

YOUNG BROADCASTING INC. ANNOUNCES
THIRD QUARTER RESULTS

Station Group Performance Continues Positive Trend

        New York, NY, November 7, 2002—Young Broadcasting Inc. ("YBI") (NASDAQ-YBTVA) today announced financial results for the third quarter and nine months ending September 30, 2002. All 2001 and 2002 comparisons exclude the results of KCAL-TV.

Highlights for the periods are as follows:

  •
  The YBI station group performed at the top end of guidance for revenue and cash flow for the third quarter.

  •
  The YBI station group increased revenue over the third quarter a year ago when KRON-TV, now an independent, was a network affiliate.

  •
  Each network affiliated station's net revenue and broadcast cash flow was higher than the same quarter in 2001.

  •
  The combined broadcast cash flow of the network affiliated stations (excluding KRON-TV) increased by 84% for the third quarter this year vs. last year's comparable quarter.

  •
  National non-political advertising revenue increased 16% for all network affiliated stations, primarily coming from the automotive, entertainment and financial sectors.

  •
  KRON-TV revenue has increased every quarter since it became an independent station.

  •
  KRON-TV has experienced ratings growth quarter-by-quarter since it became an independent station.

  •
  KRON-TV was awarded the prestigious Unity Award by the Radio and Television News Directors Association for its exemplary coverage of race and diversity issues.

  •
  KRON-TV has enjoyed significant ratings success with the prime time launch of Dr. Phil in mid-September.

Third Quarter Results

        Net revenue for the three months ended September 30, 2002, rose slightly to $57.9 million from $57.8 million for the same prior year period. Operating income increased 69.7% to $11.2 million from $6.6 million in the comparable prior year period. Broadcast cash flow decreased to $19.8 million from $21.3 million in the same period last year. For the quarter, KRON-TV's net revenue was $13.8 million and broadcast cash flow was a negative $1.1 million.

Nine Month Results

        For the nine months ended September 30, 2002, net revenue declined to $158.9 million from $197.8 million in the prior year period. Operating income fell to $19.5 million from $44.1 million in the comparable prior year period. The less favorable economic environment that existed in the first half of this year and the conversion of KRON-TV from an affiliate to an independent impacted these numbers.

Vincent Young's Comments

        "We are pleased with the positive quarter-by-quarter enhanced performance realized by our affiliated stations and KRON-TV. The stations are well positioned to continue to benefit as the economy recovers," commented Vincent Young, Chairman of Young Broadcasting Inc. "In particular, our confidence in the long term value of KRON-TV is confirmed by the steady improvement in the station's performance since the beginning of the year when it became an independent."

        Mr. Young continued, "Prime time viewing habits in the San Francisco market have been dramatically altered by KRON-TV's new programming successes. In this key daypart, Dr. Phil has increased the 8-9 p.m. ratings by 54% since the May ratings sweep. The show's strong lead-in to KRON4 News at 9 has increased this newscast's ratings by 34%. Overall, prime time ratings have improved by 20%."

Outlook

        (The following contains forward-looking statements that should be read in conjunction with the warning regarding such information at the end of the press release. All 2001 and 2002 comparisons exclude the results of KCAL-TV.)

        Broadcast advertising has become more energetic even though the economy still remains less than vibrant. The Company remains optimistic that the advertising recovery's strength will continue to grow past this political season. This is supported by increased orders and fourth quarter pacings for the 10 network affiliates, which remain positive for both local and national revenue. KRON-TV, an independent station, continues to show improved performance with its share of the San Francisco advertising market anticipated to grow in the fourth quarter. The station is expected to be cash flow positive for the fourth quarter.

        Based on the above, the Company anticipates that net revenue will be between $65 million and $68 million for the fourth quarter of 2002. Broadcast cash flow is expected to be between $26 million and $28 million.

        For the full year, the network affiliates are anticipated to generate net revenue between $165 million and $168 million and broadcast cash flow between $76 million and $78 million. The pace of KRON-TV's growth is somewhat difficult to forecast but, based on our best estimates, the Group, including KRON-TV, should experience full year net revenues of between $223 million and $226 million and broadcast cash flow of between $72 million and $74 million.

Third Quarter Conference Call

        Young Broadcasting will hold a conference call at 11:00 a.m. (ET), Thursday, November 7, 2002, immediately following the release of its third quarter earnings report. The Company's press release will be issued through Business Wire at 7:00 a.m. (ET) that day. The full text of the release will be available on Bloomberg, Nexus, CompuServe, Dow Jones News Retrieval and several other services within 15 minutes of the scheduled release time.

        You may participate in the conference call by dialing 1-800-593-1293. (Passcode: YOUNG, Leader: Vincent Young.) This will enable you to listen to the presentation. At the end of the presentation you will have the opportunity to participate in a Q&A session with Vincent Young, CEO of Young Broadcasting Inc. and with James Morgan, the Company's CFO.

        You may listen to a live web-cast of the call by going to http://youngbroadcasting.com. The archive will be available for replay through December 7, 2002. The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites on CCBN's password-protected event management site, StreetEvents (www.streetevents.com). You may listen to a telephone replay of the entire call by dialing 1-800-925-0943 through November 13, 2002.

        Young Broadcasting owns eleven television stations and the national television representation firm, Adam Young Inc. Six stations are affiliated with the ABC Television Network (WKRN-TV—Nashville, TN, WTEN-TV—Albany, NY, WRIC-TV—Richmond, VA, WATE-TV—Knoxville, TN, WTVO-TV—Rockford, IL and WBAY-TV—Greenbay, WI), three are affiliated with the CBS Television Network (WLNS-TV—Lansing, MI, KLFY-TV—Lafayette, LA and KELO-TV—Sioux Falls, SD) and one is affiliated with the NBC Television Network (KWQC-TV—Davenport, IA). KRON-TV—San Francisco, CA is the largest independent station in the U.S. and the only independent VHF station in its market.

        Any statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Commission Act of 1934, as amended. Readers are advised that such forward-looking statements are subject to risks and uncertainties that could significantly affect actual results from those expressed in any such statements. Readers are directed to Young Broadcasting's Annual Report on Form 10-K for the year ended December 31, 2001, as well as its other filings from time to time with the Securities and Exchange Commission, for a discussion of such risks and uncertainties. Such risks and uncertainties include, among other things, the impact of changes in national and regional economies, the ability to successfully integrate acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising and volatility in programming costs.

        Contact: Vincent Young, Chairman, James Morgan, Chief Financial Officer—212-754-7070 or Don Ciaramella of The Lippin Group at 212-986-7080.

YOUNG BROADCASTING INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2001	2002	2001	2002
	(dollars in thousands, except per share data)		(dollars in thousands, except per share data)
Net revenue	$197,801	$158,917	$57,840	$57,880
Operating expenses	117,166	120,656	38,920	40,672
Depreciation and amortization	35,347	17,814	12,018	5,796
Non-cash compensation	1,193	920	346	239

Operating income	44,095	19,527	6,556	11,173

Interest (expense), net	(86,909)	(73,392)	(26,126)	(21,880)
Non-cash change in market valuation of swaps	4,345	4,305	4,345	4,595
(Loss) on extinguishments of debt	(12,437)	(9,391)	—	(4,698)
Other (expenses), net	(852)	(438)	42	(180)

	(95,853)	(78,916)	(21,739)	(22,163)

Loss from continuing operations before benefit from income tax and cumulative effect of accounting change	(51,758)	(59,389)	(15,183)	(10,990)
Benefit (expense) from income tax	—	119,319	—	(2,702)

(Loss) income from continuing operations before cumulative effect of accounting change	(51,758)	59,930	(15,183)	(13,692)
Discontinued operations:
Income from operations of discontinued net of applicable taxes	2,323	3,552	1,748	354
Gain on sale of station, net of applicable taxes	—	139,554	—	4,489

(Loss) income before cumulative effect of accounting change	(49,435)	203,036	(13,435)	(8,849)
Cumulative effect of accounting change	—	(268,714)	—	—

Net (loss)	$(49,435)	$(65,678)	$(13,435)	$(8,849)

Net (loss) per common share—basic	$(2.79)	$(3.34)	$(0.68)	$(0.45)

Weighted average shares—basic	17,699,224	19,664,263	19,606,217	19,684,304

Other Financial Data:
Broadcast cash flow	$89,047	$46,822	$21,349	$19,813
Broadcast cash flow margins	45.0%	29.5%	36.9%	34.2%
Amortization of program license rights	13,421	12,784	4,485	4,365
Payments for program license liabilities	13,072	12,601	4,479	4,387
Corporate overhead	8,063	8,378	2,423	2,627
Capital expenditures	3,962	7,336	1,085	5,632

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YOUNG BROADCASTING INC. ANNOUNCES THIRD QUARTER RESULTS Station Group Performance Continues Positive Trend
YOUNG BROADCASTING INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)